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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-22217, No. 333-41754 and No. 333-53380) of
Overland Data, Inc. of our report dated August 7, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

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PRICEWATERHOUSECOOPERS LLP

San Diego, California
September 28, 2001